UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in current reports on Form 8-K, its annual report on Form 10-K for the year ended December 31, 2020, and other periodic reports, Pennsylvania Real Estate Investment Trust (the “Trust”) is restricted under the terms of its credit facilities from paying dividends on the Trust’s outstanding preferred shares. Accordingly, the Board of Trustees (the “Board”) of the Trust did not declare quarterly cash dividends on the Trust’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the Trust’s 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred”) with respect to the fourth quarter of 2021 that would otherwise have been payable on December 15, 2021. Because the Trust has not paid dividends on the Outstanding Preferred for six quarters, in accordance with the provisions of the designating amendments to the Trust’s Trust Agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of the Outstanding Preferred, the holders of the Outstanding Preferred, voting together as a single class, have the right to elect two additional Trustees of the Trust at an annual meeting of shareholders or a properly called special meeting of the holders of the Outstanding Preferred and at each such annual meeting of shareholders until the Trust has paid all accrued but unpaid dividends, at which time the right is terminated. As of December 15, 2021, the cumulative amount of unpaid dividends on the Outstanding Preferred totaled approximately $41.1 million.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 21, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel